Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

C. Lynn Gable

The Bank of Georgia

Senior Vice President and CFO

(770) 631-9488

GEORGIA BANCSHARES, INC.

REPORTS SECOND QUARTER RESULTS

PEACHTREE CITY, GA, July 27, 2005 – Georgia Bancshares, Inc., (OTC BB:GABA.OB), the parent company of The Bank of Georgia, today announced net income for the second quarter of 2005 of $632,243, or $.21 per share.  Same quarter earnings for 2004 were $493,374, or $.17 per share.  Net income for the six months ended June 30, 2005 was $1,253,729 or $.42 per share as compared to $880,233, or $.30 per share for the same period in 2004. Total assets were $259,897,618 at June 30, 2005 as compared to $238,633,006 at June 30, 2004.  For more information about Georgia Bancshares, Inc., visit www.georgiabancshares.com.

Based in Peachtree City, GA, Georgia Bancshares, Inc. is a bank holding company that provides traditional bank services to small businesses and consumers through its subsidiary, The Bank of Georgia.  The Bank of Georgia opened for business in February 2000, and has seven locations in Peachtree City, Fayetteville, Newnan, Sharpsburg, Tyrone and Fairburn, Georgia.  A full-service bank, The Bank of Georgia provides a broad array of services, including checking accounts, money market accounts, certificates of deposit, commercial loans, construction loans, consumer loans (including home equity lines of credit), credit cards, drive-through windows, ATMs, on-line banking, and Visa check cards.  For more information about The Bank of Georgia, visit www.bankofgeorgia.com.

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans, the level of allowance for loan losses, the rate of delinquencies and amounts of charge-offs, and competition.  Actual strategies and results in future periods may differ materially from those currently expected.  These forward-looking statements represent our judgment as of the date of this release.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Georgia Bancshares, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2005	2004
	(Unaudited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$8,691,121	$4,631,303
Interest-bearing deposits in other banks	142,884	5,115,984
Federal funds sold	1,903,000	0
Cash and cash equivalents	10,737,005	9,747,287
Investments securities:
Securities available-for-sale	26,352,614	35,039,356
Other investments	1,997,241	1,540,466
	28,349,855	36,579,822

Loans net of allowance for loan losses of $2,841,792 and $2,654,334 respectively	206,303,138	189,640,547

Accrued interest receivable	2,132,675	1,612,109
Premises and equipment, net	6,142,468	6,212,760
Bank owned life insurance	4,802,626	4,715,027
Other assets	1,429,851	1,042,499
Total assets	$259,897,618	$249,550,051

Liabilities:
Deposits:
Noninterest-bearing	$29,637,126	$22,666,896
NOW	31,124,361	29,139,505
Savings	19,097,297	29,340,650
Time deposits $100,000 and over	75,442,784	78,243,539
Other time deposits	63,342,401	52,867,428
Total deposits	218,643,969	212,258,018

Securities sold under agreements to repurchase	527,283	529,358
Federal funds purchased	0	5,500,000
Federal Home Loan Bank advances	10,000,000	2,000,000
Junior subordinated debentures	6,702,000	6,702,000
Accrued interest payable and other liabilities	1,672,086	1,454,492
Total liabilities	237,545,338	228,443,868

Shareholders’ Equity
Common stock; no par value, 10,000,000 shares authorized; 2,974,512 shares issued and outstanding	17,231,072	17,217,471
Retained earnings	5,115,202	3,861,473
Accumulated other comprehensive income	6,006	27,239
Total shareholders’ equity	22,352,280	21,106,183
Total liabilities and shareholders’ equity	$259,897,618	$249,550,051

Georgia Bancshares, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,
	2005	2004
Interest income:
Interest and fees on loans	$3,733,297	$2,811,235
Interest and dividends on investments	267,502	295,355
Interest on federal funds sold and other interest income	22,029	20,872

Total interest income	4,022,828	3,127,462

Interest expense:
Interest on deposits	1,284,912	993,623
Interest on securities sold under agreements to repurchase	1,482	1,345
Interest on other borrowed funds	168,453	10,233
Total interest expense	1,454,847	1,005,201

Net interest income	2,567,981	2,122,261

Provision for loan losses	96,600	70,000

Net interest income after provision for loan losses	2,471,381	2,052,261

Other income:
Service charges on deposit accounts	93,345	78,644
Gains (losses) on sale of other assets	0	0
Gains on sales of securities available-for-sale	0	4,795
Mortgage banking income	159,550	0
Other operating income	104,408	44,193
Total other income	357,303	127,632

Other expense:
Salaries and employee benefits	1,211,787	849,785
Occupancy and equipment expense	210,921	180,580
Data processing	154,165	140,909
Other operating expenses	371,497	302,245
Total other expense	1,948,370	1,473,519

Income before income taxes	880,314	706,374

Income tax expense	248,071	213,000

Net income	$632,243	$493,374

Basic earnings per share	$0.21	$0.17

Diluted earnings per share	$0.18	$0.15

	Six Months Ended June 30,
	2005	2004
Interest income:
Interest and fees on loans	$7,358,197	$5,546,345
Interest and dividends on investments	592,734	607,267
Interest on federal funds sold and other interest income	22,161	37,957

Total interest income	7,973,092	6,191,569

Interest expense:
Interest on deposits	2,433,691	2,009,831
Interest on securities sold under agreements to repurchase	2,852	2,663
Interest on other borrowed funds	319,742	21,062
Total interest expense	2,756,285	2,033,556

Net interest income	5,216,807	4,158,013

Provision for loan losses	193,200	150,000

Net interest income after provision for loan losses	5,023,607	4,008,013

Other income:
Service charges on deposit accounts	164,415	157,983
Gains (losses) on sale of other assets	599	(4,678)
Gains on sales of securities available-for-sale	0	5,869
Mortgage banking income	265,103	0
Other operating income	204,655	74,263
Total other income	634,772	233,437

Other expense:
Salaries and employee benefits	2,413,856	1,729,078
Occupancy and equipment expense	421,304	344,585
Data processing	310,477	290,591
Other operating expenses	707,942	573,963
Total other expense	3,853,579	2,938,217

Income before income taxes	1,804,800	1,303,233

Income tax expense	551,071	423,000

Net income	$1,253,729	$880,233

Basic earnings per share	$0.42	$0.30

Diluted earnings per share	$0.36	$0.26